Exhibit 10.63
FIRST AMENDMENT TO THE
PATRIOT COAL CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
     WHEREAS, Patriot Coal Corporation (the “Company”) adopted the Patriot Coal Corporation Employee Stock Purchase Plan (the “Plan”);
     WHEREAS, pursuant to Section 7.1 of the Plan, the Company has the power to amend the Plan, subject to certain limitations set forth therein;
     WHEREAS, the Plan currently provides for the automatic enrollment of all employees of the Company who are eligible for Plan participation as of January 1, 2008;
     WHEREAS, the Company desires to allow its employees who are eligible for participation in the Plan as of January 1, 2008 the opportunity to elect to participate in the Plan;
     WHEREAS, the Company desires to amend the Plan to eliminate the automatic enrollment provisions provided for under Section 3.2(a) of the Plan with respect to the offering period under the Plan scheduled to begin on January 1, 2008 and end on June 30, 2008;
     NOW, THEREFORE, the Plan is hereby amended, effective as of November 15, 2007, as follows:
I.
Section 3.1(b) is hereby amended in its entirety to read as follows:
“The Committee or its designee will notify an Employee that the Employee is first eligible to enroll in the Plan and make available to each eligible Employee the necessary enrollment forms before the Offering Date.”
II.
     Section 3.2(a) of the Plan is hereby amended by deleting the last sentence thereof.
III.
     Section 3.2(b) of the Plan is hereby amended by deleting the last sentence thereof and replacing it with the following:
“The contribution rate for an Employee who is automatically enrolled for an Offering Period pursuant to this Section will be the contribution rate in effect for the immediately preceding Offering Period, unless the Employee files with the Company an amended enrollment form designating a different contribution rate at least fifteen (15) calendar days prior to the next Offering Period.”

IV.
     Section 3.3(a) of the Plan is hereby amended in its entirety to read as follows:
“To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan, subject to the terms and conditions described below, by means of payroll deduction for each payroll period within the Offering Period.”
V.
     Section 3.3(d) of the Plan is hereby amended by deleting the last sentence thereof.
VI.
     Section 4.1(d) of the Plan is hereby amended in its entirety to read as follows:
“The payment by an Employee for the shares of Stock purchased upon exercise of an Option will be made only through payroll deduction in accordance with Section 3.3.”
VII.
     Section 5.1(a)(ii) is deleted in its entirety and Sections 5.1(a)(iii), (iv) and (v) are renumbered as Sections 5.1(a)(ii), (iii) and (iv) respectively.
VIII.
     The Plan shall otherwise remain unchanged and in full force and effect.

PATRIOT COAL CORPORATION
By:	//Richard M. Whiting//
Richard M. Whiting
Chief Executive Officer

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